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                                 EXHIBIT 10.3(b)

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment to Employment Agreement is made effective February 1, 2004 by and between The Bon-Ton Stores, Inc., a Pennsylvania corporation (the "Company") and James H. Baireuther ("Employee").

         WHEREAS, the Company and Employee are parties to an Employment Agreement dated February 3, 2002 with a term ending on January 31, 2004; (the "Agreement") and

         WHEREAS, the Employee and Company desire to extend the term of the Agreement on the terms herein provided,

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound hereby, the Company and Employee agree as follows:

         1. Paragraph 2 of the Agreement is amended to provide that the Agreement, and Employee's employment, shall continue through and terminate on January 31, 2006 unless sooner terminated in accordance with paragraph 10 of the Agreement.

         2. Paragraph 4(b) of the Agreement is amended to increase the maximum amount of Employee's potential bonus from 75% to 80% of annual base salary.

         3. During each year of the extended term, Employee shall be entitled to payment of up to $5,000 per year to reimburse Employee for expenses associated with membership in a private country club of his choice.

         4. Paragraph 18 of the Agreement shall be amended to provide: If Employee remains continuously employed by the Company through the date that he attains fifty-eight (58) years of age, Employee will be eligible for and vest in a Supplemental Retirement Benefit of $50,000 per year, payable commencing upon Employee's attainment of age sixty (60) or

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retirement from the Company, whichever is later. The rights and obligations of
Employee and the Company with respect to this Supplemental Retirement Benefit shall otherwise be determined as provided in the Company's Supplemental Executive Retirement Plan.

         IN WITNESS WHEREOF, the parties hereby, intending to be legally bound, have duly executed and delivered in Pennsylvania this Amendment as of the date first above written.

THE BON-TON STORES, INC.

By: /s/ M. Thomas Grumbacher
    ---------------------------
    M. Thomas Grumbacher
    Chief Executive Officer

    /s/ James H. Baireuther
    ---------------------------
    James H. Baireuther

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